Exhibit 99.4
FORM OF AMENDED AND RESTATED CHANGE OF CONTROL AGREEMENT
     This Amended and Restated Change of Control Agreement (the “COC Agreement”) is effective as of                      (the “Effective Date”) by and between                      (the “Employee”) and Sybase, Inc., a Delaware corporation (the “Company”).
RECITALS
     A. The Employee presently serves at the pleasure of the Board of Directors of the Company (the “Board”) as the                                          of the Company and performs significant strategic and management responsibilities necessary to the continued conduct of the Company’ s business and operations.
     B. The Employee and the Company previously entered into a                                          setting forth the benefits to which the Employee is entitled upon a Change of Control (as defined below) of the Company.
     C. The Board has determined that it remains in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.
     D. The Board believes that it is imperative to provide the Employee with certain benefits following a Change of Control which provide the Employee with enhanced financial security and are competitive in the marketplace.
     E. In order to accomplish the foregoing objectives, the Board has directed the Company, upon execution of this COC Agreement, to commit to the terms provided herein.
     F. Certain capitalized terms used in the COC Agreement are defined in Section 3 below.
     In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:
     1. Term of Employment. The Company and the Employee acknowledge that the Employee’s employment is at will, as defined under applicable law, except as may otherwise be provided under the terms of any written employment agreement between the Company and Employee, that is signed on behalf of the Company and now or hereafter in effect. If the Employee’s employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this COC Agreement, together with any written employment agreement then in effect between Employee and the Company, and as may otherwise be available in accordance with the Company’s established written employee plans and written policies which are in effect at the time of termination or as required by law.
     2. Change of Control Benefits.
          (a) Upon the occurrence of a Change of Control, and regardless of whether Employee has been terminated, the Employee shall be entitled to receive pay in an amount equal to the sum of (A) twice the Employee’s annual base salary at the time of the Change of Control, plus (B) one and one-half times the average of (x) the annual cash bonus, if any, received or deferred by the Employee in respect of the most recently completed fiscal year (or, if such bonus, if any, has been earned but not yet received or deferred, the annual cash bonus, if any, to be received or deferred with respect to such fiscal year), and (y) the annualized annual cash bonus that Employee is then eligible to receive for the Company’s fiscal year in effect on the date of the Change of Control (which shall be calculated by annualizing the objective performance milestones based on the completed fiscal quarters in such fiscal year, and by assuming 100% “on target” satisfaction of any subjective performance milestones); provided, however, that if such Change in Control occurs prior to the completion of the first fiscal quarter, then, subject to the minimum payment obligation set forth below, Employee shall receive pay in the amount described in subsection (A) above plus one and one-half times the average of the annual cash bonuses, if any, received or deferred by the employee in respect of the two most recently completed fiscal years (or, if such bonus, if any, has been earned but not yet received or deferred with respect to the most recently completed fiscal year, the average of the prior fiscal year’s annual cash bonus and the annual cash bonus, if any, to be received or deferred with respect to the most recently completed fiscal year); provided further, however, notwithstanding the above, if the amount calculated under Clause (B) above is less than one and one-half times the Employee’s target annual incentive compensation for the Company’s fiscal year in effect at the time of the Change of Control (the “Current Year”), then the amount under Clause (B) shall instead be deemed to be one and one-half times the Employee’s target annual compensation for the Current Year. Any payments to which the Employee is entitled pursuant to this section shall be paid in a lump sum within thirty (30) days of the Change of Control. In addition, if within the eighteen (18) month period following any Change of Control the Employee’s employment terminates for any reason other than Cause, the Company shall be obligated for the twenty-four (24) month period following the date of termination to continue to make available to the Employee and to reimburse premiums for the Employee and his or her covered dependents within thirty (30) days of the premium due date for all health, dental, vision, life, dependent life, long-term disability, accidental death and dismemberment and other similar insurance plans existing on the date of the Employee’s termination; provided, however, that such reimbursements shall be delayed six months and one day from the date of Termination (and then paid in full in arrears) to the extent required to avoid the imposition of additional tax under Internal Revenue Code Section 409A (“Code Section 409A”). The Company shall “gross-up” Employee for any income and employment taxes required to be imputed by virtue of providing the benefits set forth in the preceding sentence, such that the net economic result to the Employee will be as if such benefits were provided on a tax-free basis. In addition, any outstanding equity awards (including but not limited to stock options, restricted stock, restricted stock units and stock appreciation rights) held by the Employee under the Company’s equity compensation plans, under the Company’s subsidiaries’ equity compensation plans and under the equity compensation plans of corporations that have merged with or into the Company shall automatically have its vesting accelerated (including, for restricted stock, accelerated lapse of a right of repurchase by the Company) as to 100% of the unvested portion of such equity awards on the date of the Change of Control.
          (b) Termination Apart from Change of Control. In the event of a Change of Control, Employee shall be entitled to the severance benefits specified in this COC Agreement and shall not be entitled to any other severance payments in connection with any termination of employment occurring within eighteen months following a Change of Control. If the Employee’s employment is terminated for any reason other than a Change of Control (e.g. more than 18 months after a Change of Control) then the Employee shall be entitled to receive severance and any other benefits only as may then be established under the Company’s existing written severance and benefit plans and written policies and under any written employment agreement in effect at the time of such termination or as is required by law.
          (c) Internal Revenue Code Section 409A. Notwithstanding any other provision of this Agreement, if the Employee is a “key employee” under Code Section 409A and a delay in making any payment or providing any benefit under this Agreement is required by Code Section 409A and any Treasury Regulations, and IRS guidance thereunder, or necessary in the good faith judgment of the Company, to avoid the Employee incurring additional tax under Section 409A, such payments shall not be made until the end of six (6) months following the date of the Employee’s separation from service in accordance with Code Section 409A. In the event any payment or the provision of any benefit to Employee is delayed by reason of this paragraph, in addition to the delayed payment or benefit, the Employee shall also be entitled to receive interest on the such payment or benefit determined using the rate in effect from time to time under Section 1274(b)(2)(B) of the Code.
     3. Definition of Terms. The following terms referred to in this COC Agreement shall have the following meanings:
          (a) Change of Control. “Change of Control” shall mean a (i) change in ownership of the Company, (ii) change in effective control of the Company, or (iii) change in the ownership of a substantial portion of the Company’s assets (with an asset value change in ownership exceeding more than 50% of the total gross fair market value replacing the 40% default rule), all as defined under Code Section 409A and the final Treasury Regulations thereunder.

          (b) Cause. “Cause” shall mean (i) any act of personal dishonesty taken by the Employee in connection with his or her responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) the conviction of a felony, (iii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company, and (iv) continued violations by the Employee of the Employee’s obligations as an employee of the Company which are demonstrably willful and deliberate on the Employee’s part after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company’s belief that the Employee has not substantially performed his or her duties.
     4. Limitation on Payments. In the event that the severance and other benefits provided for in this COC Agreement or otherwise payable to the Employee (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) but for this Section 4, would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Employee’s severance benefits under Section 2(a)(i) shall be either
(i)	delivered in full, or

(ii)	delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Employee on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 4 shall be made in writing in good faith by a “Big Four” national accounting firm selected by the Company (the “Accountants”), in good faith consultation with the Employee. In the event of a reduction in benefits hereunder, the Employee shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.
     5. Remedy. If Employee’s benefits are reduced to avoid the Excise Tax pursuant to Section 4 hereof and, notwithstanding such reduction, the U.S. Internal Revenue Service (“IRS”) or other applicable taxing authority determines that Employee is liable for the Excise Tax as a result of the receipt of severance benefits from the Company, then Employee shall be obligated to pay to the Company (the “Repayment

Obligation”) an amount of money equal to the “Repayment Amount.” The Repayment Amount shall be the smallest such amount, if any, as shall be required to be paid to the Company so that Employee’s net proceeds with respect to his or her severance benefits hereunder (after taking into account the payment of the Excise Tax imposed on such benefits) shall be maximized. Notwithstanding the foregoing, the Repayment Amount shall be zero if a Repayment Amount of more than zero would not eliminate the Excise Tax. If the Excise Tax is not eliminated through the performance of the Repayment Obligation, Employee shall pay the Excise Tax. The Repayment Obligation shall be discharged within 30 days of either (i) Employee entering into a binding agreement with the IRS or applicable taxing authority as to the amount of Excise Tax liability, or (ii) a final determination by the IRS or applicable taxing authority or a court decision requiring Employee to pay the Excise Tax from which no appeal is available or is timely taken.
     6. Successors.
          (a) Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) or to all or substantially all of the Company’s business and/or assets shall assume the obligations under this COC Agreement and agree expressly to perform the obligations under this COC Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this COC Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this COC Agreement by operation of law.
          (b) Employee’s Successors. The terms of this COC Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
     7. Notice. Notices and all other communications contemplated by this COC Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.
     8. Miscellaneous Provisions.
          (a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this COC Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

          (b) Waiver. No provision of this COC Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this COC Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
          (c) Entire Agreement. The parties hereby terminate the Amended and Restated Change of Control Agreement dated                      between the Company and the Employee, and this Agreement supersedes in its entirety such Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this COC Agreement have been made or entered into by either party with respect to the subject matter hereof.
          (d) Choice of Law. The validity, interpretation, construction and performance of this COC Agreement shall be governed by the laws of the State of California.
          (e) Severability. The invalidity or unenforceability of any provision or provisions of this COC Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.
          (f) Arbitration. Any dispute or controversy arising under or in connection with this COC Agreement shall be settled exclusively by arbitration in Alameda County, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. Punitive damages shall not be awarded.
          (g) No Assignment of Benefits. The rights of any person to payments or benefits under this COC Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any action in violation of this subsection (g) shall be void.
          (h) Employment Taxes. Subject to Section 4, all payments made pursuant to this COC Agreement will be subject to withholding of applicable income and employment taxes.
          (i) Assignment by Company. The Company may assign its rights under this COC Agreement to an affiliate, and an affiliate may assign its rights under this COC Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term “Company” when used in a section of this COC Agreement shall mean the corporation that actually employs the Employee.
          (j) Counterparts. This COC Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
          IN WITNESS WHEREOF, each of the parties has executed this COC Agreement, in the case of the Company by its duly authorized officer, as of the Effective Date.

SYBASE, INC.

By
[Employee Name]		Daniel R. Carl
Vice President, Secretary and General Counsel